EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Paperfree Medical Solutions, Inc.
Kokomo, Indiana

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 21, 2008 relating to the consolidated financial statements as of February 29, 2008 and February 28, 2007 and for the years ended February 29, 2008 and February 28, 2007, appearing in the Annual Report on Form 10-K of Paperfree Medical Solutions, Inc.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 28, 2008